Corindus Vascular Robotics, Inc. 8-K

Exhibit 99.1

Corindus Reports First Quarter 2018 Results

WALTHAM, MA – May 8, 2018 – Corindus Vascular Robotics, Inc. [NYSE American: CVRS], a leading developer of precision vascular robotics, today reported financial results for its first quarter ended March 31, 2018.

Recent Highlights and Accomplishments

●	Realized revenue of $1.5 million in the first quarter 2018
●	Increased CorPath® GRX installed base to 37 systems with the installation of two new systems and two upgrades in the first quarter
●	Shipped 353 cassettes in the first quarter
●	Strengthened balance sheet with $37 million in new capital
○	Completed private placement of Series A convertible preferred shares and warrants for gross proceeds of $25 million
○	Entered into a term loan and revolving line of credit agreement with Silicon Valley Bank and Solar Capital providing access to a new four-year term loan for up to $23 million ($12 million funded at closing and remainder funded upon attainment of milestones), as well as a revolving line of credit for up to $3 million
●	Appointed Douglas Braunstein, a seasoned investor and advisor to public companies, to the board of directors. Mr. Braunstein is the founder and managing partner of Hudson Executive Capital. Previously, Mr. Braunstein served in various roles at JPMorgan Chase & Co., including as vice chairman and chief financial officer.

“We were disappointed with our revenue this quarter as purchase timing uncertainties at the hospital administration level impacted our results,” stated Mark Toland, President and Chief Executive Officer. “However, despite these results, we remain confident that the value proposition of full robotics integration with CorPath GRX is resonating with the clinical community and gaining momentum. We are looking forward to continuing to pave the way for robotics in the cath lab.”

First Quarter 2018 Financial Results

Revenue for the first quarter of 2018 totaled $1.5 million compared to $0.8 million for the same period in the prior year. During the quarter, Corindus installed two new CorPath GRX Systems and two system upgrades, increasing the installed base of CorPath GRX to 37 systems. The company shipped 353 cassettes in the first quarter of 2018.

Gross loss totaled $0.4 million for the first quarter of 2018 compared to a gross loss of $1.1 million for the first quarter of 2017.

Selling, general and administrative expenses totaled $7.5 million for the first quarter of 2018, compared to $6.1 million for the first quarter of 2017. Research and development expenses totaled $2.1 million for the first quarter of 2018 compared to $2.6 million for the first quarter of 2017.

Net loss totaled $10.1 million for the first quarter of 2018, compared to a net loss of $9.9 million in the first quarter of 2017.

Cash and cash equivalents as of March 31, 2018 were $44.0 million.

Webcast and Conference Call Information

Management will host a conference call today beginning at 4:30 p.m. ET to discuss financial results and recent business developments. Investors interested in listening to the conference call may do so by dialing (833) 286-5802 for domestic callers, or (647) 689-4447 for international callers, using Conference ID: 9885549. To listen to a live webcast, please visit the "Investor Relations" section of the Company’s website at: www.corindus.com. Following the call, a replay will be available on the Investor Relations section of the Company’s website.

About Corindus Vascular Robotics, Inc.

Corindus Vascular Robotics, Inc. is a global technology leader in robotic-assisted vascular interventions. The Company's CorPath® System is the first FDA-cleared medical device to bring robotic precision to percutaneous coronary and percutaneous vascular procedures. During the procedure, the interventional cardiologist sits at a radiation-shielded workstation to advance guide catheters, stents, and guidewires with millimeter-by-millimeter precision. The workstation allows the physician greater control and the freedom from wearing heavy lead protective equipment that causes musculoskeletal injuries. With the CorPath System, Corindus Vascular Robotics brings robotic precision to interventional procedures to help optimize clinical outcomes and minimize the costs associated with complications of improper stent placement during manual procedures. Corindus stands behind its product with its unique $1,000 hospital credit "One Stent Program."  For additional information, visit www.corindus.com, and follow @CorindusInc.

Forward Looking Statements

Statements made in this release that are not statements of historical or current facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Corindus to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that includes terms such as "believes," "belief," "expects," "estimates," "intends," "anticipates" or "plans" to be uncertain and forward-looking. Forward-looking statements may include comments as to Corindus’ beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside Corindus’ control.

Examples of such statements include statements regarding or such as:

●	The expansion of usage of Corindus’ technology and Corindus’ ability to bring robotics to the cath lab.

Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are described in the sections titled "Risk Factors" in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as reports on Form 8-K, including, but not limited to the following: the rate of adoption of our CorPath System and the rate of use of our cassettes; risks associated with market acceptance, including pricing and reimbursement; our ability to enforce our intellectual property rights; our need for additional funds to support our operations; our ability to manage expenses and cash flow; factors relating to engineering, regulatory, manufacturing, sales and customer service challenges; potential safety and regulatory issues that could slow or suspend our sales; and the effect of credit, financial and economic conditions on capital spending by our potential customers. Forward looking statements speak only as of the date they are made. Corindus undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date. More information is available on Corindus' website at http://www.corindus.com.

# # #

Investor Relations Contact:

Lynn Pieper Lewis

415-937-5402

ir@corindus.com

Media Contact:

Kate Stanton

(508) 653-3335 ext. 200

kate.stanton@corindus.com

CORINDUS VASCULAR ROBOTICS, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	March 31,	December 31,
	2018	2017
Assets
Current Assets:
Cash	$43,951	$17,458
Accounts receivable	2,009	2,863
Inventories, net	3,040	2,103
Prepaid expenses and other current assets	722	539
Total current assets	49,722	22,963

Property and equipment, net	1,526	1,452
Deposits and other assets	402	151
Total assets	$51,650	$24,566

Liabilities, preferred stock and stockholders' equity
Current Liabilities:
Accounts payable	$2,482	$2,416
Accrued expenses	3,398	3,637
Customer deposits	95	93
Deferred revenue	334	339
Current portion of capital lease obligation	51	49
Total current liabilities	6,360	6,534

Long-term liabilities:
Deferred revenue, net of current portion	244	342
Long-term capital lease obligation, net of current portion	89	102
Other liabilities	94	73
Long-term debt, net of current portion	11,432	–
Warrant liability	180	–
Total long-term liabilities	12,039	517
Total liabilities	18,399	7,051
Total preferred stock	20,707	–
Total stockholders' equity	12,544	17,515
Total liabilities, preferred stock and stockholders' equity	$51,650	$24,566

CORINDUS VASCULAR ROBOTICS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE LOSS

(In thousands, except share and per share amounts)

	Three Months Ended
	March 31,
	2018	2017

Revenue	$1,485	$777
Cost of revenue	1,929	1,892
Gross loss	(444)	(1,115)

Operating expenses:
Research and development	2,135	2,564
Selling, general and administrative	7,455	6,072
Total operating expense	9,590	8,636

Operating loss	(10,034)	(9,751)

Other income (expense)
Warrant revaluation	30	—
Interest, net	(46)	(134)
Total other expense, net	(16)	(134)

Net loss	$(10,050)	$(9,885)

Accretion of beneficial conversion feature of Series A preferred stock	(5,236)	—
Accrued dividends on Series A preferred stock	(125)	—

Net loss attributable to common stockholders	$(15,411)	$(9,885)

Net loss per share attributable to common stockholders--basic and diluted	$(0.08)	$(0.07)

Weighted-average common shares used in computing
net loss per share attributable to common stockholders--basic and diluted	188,771,216	131,880,187

Other comprehensive loss:
Net loss	$(10,050)	$(9,885)
Comprehensive loss	$(10,050)	$(9,885)